Exhibit 99.1

LIMITED WAIVER

This Limited Waiver, dated July 10, 2020 (this “Agreement”), is to provide for a limited waiver of certain provisions of that certain Support and Conversion Agreement dated March 11, 2020, as amended by the Amendment dated April 8 2020 (the “Support and Conversion Agreement”), by and among Delcath Systems, Inc. (“Delcath”), certain executives of Delcath, and Rosalind Master Fund L.P. and Rosalind Opportunities Fund I L.P. (collectively, “Rosalind”). Delcath and Rosalind may be referred to herein individually or collectively as the “Parties”. Capitalized terms used but not defined herein shall have the meaning given such terms in the Support and Conversion Agreement.

Pursuant to Section 5 of the Support and Conversion Agreement, the Parties agreed that, among other things, during the period ending on the second anniversary of the Closing of the Offering (the “Tail Period”), Delcath shall offer to Rosalind the opportunity to participate in any Financing (the “Participation Provisions”).

Delcath now proposes to engage Cantor Fitzgerald & Co to serve as placement agent in connection with one or more “at the money” Financings in an aggregate amount of up to $10,000,000, subject to increase (the “Proposed Financing”), and seeks to have Rosalind waive the Participation Provisions in the Support and Conversion Agreement solely with respect to the Proposed Financing.

Section 1: Limited Waiver

Rosalind hereby waives the Participation Provisions in connection with the Proposed Financing during the Tail Period. The Parties hereto acknowledge and agree that, except with respect to the foregoing waiver, the Participation Provisions set forth in the Support and Conversion Agreement remain in full force and effect.

Section 2: Amendment and Modification

This Agreement may not be amended or modified except by a written agreement executed by the Parties and specifically referencing the provisions hereof to be so amended or modified.

Section 3: Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Delivery of such counterpart signature pages by facsimile or other electronic transmission shall be effective as delivery of an original executed copy of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Limited Waiver as of the date first written above.

ROSALIND MASTER FUND L.P.

BY: ROSALIND ADVISORS, INC. - ADVISOR

By:	/s/ Steven Salamon
	Name:	Steven Salamon
	Title:	President

ROSALIND OPPORTUNITIES FUND I L.P.

BY: ROSALIND ADVISORS, INC. - ADVISOR

By:	/s/ Steven Salamon
	Name:	Steven Salamon
	Title:	President

DELCATH SYSTEMS, INC.

By:	/s/ John Purpura
	Name:	John Purpura
	Title:	Interim Chief Executive Officer